Exhibit 32.2


                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report on Form 10-Q of First Midwest Financial, Inc. (the "Company") for the quarterly period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald J. Winchell, Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



By:  /s/ Donald J. Winchell
     -------------------------
Name:  Donald J. Winchell
Chief Financial Officer
August 14, 2003




A signed original of this written statement required by Section 906, or another document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to First Midwest Financial, Inc. and will be retained by First Midwest Financial, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.




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